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                                                                    Exhibit 10.3


                    AMENDED AND RESTATED CONSULTING AGREEMENT

         AGREEMENT made as of this 13th day of December 1999 by and between TrueVision International, Inc. ("TrueVision") with an address at 1720 Louisiana NE, Suite 110, Albuquerque, New Mexico 87110 and Frank J. Seifert (the "Consultant"), with an address at 671 Loring St, San Diego, CA 92109

                                   WITNESSETH

         WHEREAS, Consultant possesses certain knowledge and expertise in certain fields in which the Company is conducting research and development and/or is otherwise engaged in business (the "Field"), and desires to continue to provide services to the Company;

         WHEREAS, the Consultant and the Company previously entered into a form of consulting agreement dated August 23, 1999, the terms and conditions of which have been mutually amended by the parties, which amendments are deemed to be effective as of the date of this Agreement;

         WHEREAS, the Company desires to continue to retain the Consultant to provide required business advisory services and investment banking advice in the Field;

         WHEREAS, the Consultant desires to continue to be retained to render such services upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company desires the Consultant not to compete with the Company.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. Effective as of the date hereof, the terms and conditions of this Agreement, as amended and restated, shall control the consulting relationship between the Consultant and the Company.

         2. Prior to the date hereof, Consultant shall have entered into and executed an Unconditional Continuing Guaranty (the "Guaranty") in favor of DVI Financial Services, Inc. ("DVI"). The Guaranty is provided pursuant to a certain Subordination Agreement entered into on February 24,1999 by the Company and DVI and is to replace a like Guaranty previously given by Pam Medley, M.D., the previous Guarantor to a certain loan to TrueVision Laser Center of Albuquerque, Inc., a subsidiary of the Company ("TrueVision"), and DVI Financial Services, Inc., ("DVI"). TrueVision has obtained leases, loans, extensions of credit and other financial services from DVI, and was required to provide the Guaranty in order to consummate the refinancing of the excimer laser equipment utilized in TrueVision's facility.


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         2. (a) Subject all times to the supervision and direction of the
Company's chief executive officer, the Consultant shall, during the term hereof, render business advisory, investment banking consulting and technical services to the Company ("Services"). Such Services shall relate to further research and development of the Company, as part of the business of the Company, as the same shall now or hereafter exist, or as the Company's chief executive officer may from time to time reasonably request. The Consultant shall perform his duties as an independent contractor, and not as an employee, by use of his best efforts and due diligence.

              (b) Consultant may offer ideas or concepts to the Company at any time that are not specifically requested by the Company, however, Consultant shall first present a broad and general oral outline of the proposed Services to the Company, for the purpose of minimizing Consultant's efforts in those instances where the proposed idea or concept may not appear to be consistent with the Company's research objectives; may appear to duplicate the Company's activities planned or in progress; or may appear to have been previously considered by the Company. It is understood that the Company shall have the sole and exclusive right to accept or reject any Service offered, and the sole and exclusive right to determine the extent, if any, to which the Services, an idea or concept shall be further studied or developed.

             (c) As long as the Guaranty is in effect, the Company shall use its best efforts to nominate and retain the Consultant as a member of the Company's board of directors. Consultant shall be entitled to receive reimbursement for all reasonable costs incurred in board of director meetings including, but not limited to food, lodging and transportation. In addition, Consultant shall be entitled to the same compensation as the Company gives to other non-employee directors for acting in such capacity.

         3. This Agreement is for a term of thirty-six (36) months (the "Term"), subject to earlier termination as provided in paragraph 6 below. The forgoing notwithstanding, this Agreement may be extended or renewed by mutual consent of the parties hereto.

         4. In full satisfaction for: (i) the Services to be rendered hereunder; and (ii) the delivery of the Consultant's Guaranty, the Consultant hereby accepts and shall receive the following consideration:

                  (a) As compensation to the Consultant for providing the Services, the Consultant will receive an annual consulting fee of $60,000 paid monthly in advance at the rate, of $5,000 per month ("Monthly Fee") for services rendered. The Monthly Fee will commence January 1. 2000. In addition to the Monthly Fee, the Company will reimburse the Consultant on a monthly basis for all reasonable travel and out-of-pocket expenses incurred by the Consultant in the performance of his duties hereunder, and the Consultant shall account for such expenses to the Company. Consultant shall also be entitled to receive the same benefits


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          that are available to employees of the Company on the same terms and conditions as such employees, and shall participate in the grant or award of stock options from the Company's 1998 Stock Option Plan (and any successor or supplemental stock option plan) at a level which is commensurate with other senior management of the Company.

                  (b) As consideration for the Consultant's agreement to provide the Guaranty, and in addition to the consideration set forth in Section 2(a) above, the Company shall cause to be issued to the Consultant non-statutory common stock options to purchase 83,333 shares ("Shares") of the Company's Common Stock at an exercise price of $4.50 per share, which options shall be granted pursuant to the form of non-statutory stock option agreement annexed to this Agreement as EXHIBIT "A" and incorporated herein by reference. Subject to the restrictions on exercise of the options set forth in EXHIBIT "A", The shares underlying these options shall be registered by the Company with the Securities and Exchange Commission ("SEC") on the next available registration statement, and if not so registered within six months from the date hereof, shall be included on a Form S-8 registration statement or any other available registration statement to be filed within seven months from the date hereof.

                  (c) The Company hereby represents and warrants it will use its best efforts to make all laser financing payments to DVI described in
         Section 1 above, on a timely basis.

         5. All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall devote such time and effort to the performance of his duties hereunder as the Consultant shall determine is reasonably necessary for such performance. The Consultant may look to such others for such factual information, investment recommendations, economic advice and/or research upon which to base his advise to the Company hereunder, as it shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of his obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Consultant. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by the Consultant, and thus prevents or impedes the Consultant's performance hereunder, any inability of the Consultant to perform shall not be a breach of his obligations hereunder.

         6. If, during the term of the agreement, the Consultant voluntarily terminates his services as Consultant or is terminated by the Company for Cause, as such term is defined below, then the term of this agreement shall end without further action by either party hereto, and all rights and obligations of the parties hereunder,


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except those set forth in paragraphs 8 and 9 hereof, shall
terminate as of such date. For the purpose of this Agreement, "Cause" shall mean either the nonperformance of the Consultant's duties set forth herein, as reasonably determined by the Company, or the conviction of the Consultant for a felony committed against the Company.

         7. Except with respect to business activities competitive to the Company's Field, nothing contained in the Agreement shall limit or restrict the right of the Consultant or of any partner employee, agent or representative of the Consultant, to be a partner, director, officer, employee, agent or representative of, or to engage in any other business, whether of a similar nature or not, nor to limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or association.

         8. The consultant will hold in confidence any confidential information, which the Company provided to the Consultant pursuant to this Agreement unless the Company gives the Consultant permission in writing to disclose such confidential information to a specific third party. Notwithstanding the. foregoing, the Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain; (ii) independent knowledge prior to disclosure; (iii) which comes into the possession of the Consultant in the normal and routine course of his own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by the Consultant by governmental requirements. If the Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to him by the Company or its representatives, the Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. This Paragraph shall survive the termination of this Agreement.

         9. The Company and the Consultant agree to indemnify and hold each other harmless including their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, in which either the Company or the Consultant is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of this Agreement. This Paragraph shall survive the termination of this Agreement.

         10. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.


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         11. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

         12. Any notices hereunder shall be sent to the Company and to the Consultant at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

         13. This Agreement has been made in the State of California and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

         14. This Agreement amends and supercedes any prior consulting agreement entered into by these parties, contains the entire agreement between parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

         15. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 9, and their respective heirs, administrators, successors and permitted assigns.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


Consultant:


-------------------------------
Frank J. Seifert



TrueVision International, Inc.:



By:
   ----------------------------
John Homan, Chief Executive
Officer






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